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                                                                   EXHIBIT 10.11

                             TAX SHARING AGREEMENT

                                      AMONG

                               NARA BANCORP, INC.,
                                       AND
                                 NARA BANK, N.A.
                                       AND
                          NARA BANCORP CAPITAL TRUST I
                                       AND
                          NARA LOAN CENTER CORPORATION

               Nara Bank, N.A. ("Bank"), Nara Bancorp, Inc., ("Bancorp"), Nara Bancorp Capital Trust I (a wholly owned subsidiary of Bancorp) ("Nara Capital") and Nara Loan Center Corporation (a wholly owned subsidiary of Bank) ("Nara Loan") hereby enter into this Agreement effective as of the _____ day of __________, 2002 pursuant to which tax liabilities or refunds will be allocated properly among Bank, Bancorp, Nara Capital and Nara Loan.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                    AGREEMENT


                                    ARTICLE I

                                   DEFINITIONS

               Unless otherwise indicated, the following terms shall, for the purposes of this Agreement, be defined as follows:

               1.1 Code shall mean the Internal Revenue Code of 1986, as amended.

               1.2 Independent Public Accountant shall mean the firm of certified independent public accountants as may from time to time be retained by Bancorp.


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                                   ARTICLE II

                                   TAX SHARING

               2.1 Federal Income Tax.

                      (a) It is the desire and intent of the parties to this Agreement to establish a method for allocating the consolidated tax liability of each member among the Affiliated Group (hereinafter defined), for reimbursing each member for payment of such tax liability, for compensating members of the Affiliated Group for use of their losses or tax credits, and to provide for the allocation and payment of any refunds arising from a carryback of losses or tax credits from subsequent taxable years.

                      (b) For purposes of this Article II, the term "Affiliated Group" shall have the meaning assigned to it in Code Section 1504(a) and shall include all members of the group included in the filing of Bancorp consolidated tax return for federal income tax purposes. Bancorp, Bank, Nara Loan, and Nara Capital are members of the Affiliated Group. In the event additional corporations become members of the Affiliated Group, the parties to this Agreement shall use their best efforts to include such corporations as parties to this Agreement.

                      (c) A U.S. consolidated income tax return will be filed by Bancorp for each taxable year for which this Agreement is in effect and for which members of the Affiliated Group are required or permitted to file a consolidated tax return. The members of the Affiliated Group shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of such returns.

                      (d) For each taxable period, members of the Affiliated Group shall compute their separate tax liability as if they had filed a separate tax return. The separate return tax liability of the members of the Affiliated Group shall be computed in a manner consistent with the provisions of Treasury Regulation Section 1.1552-1(a)(2)(ii), provided that the carryover of any tax attribute from a prior taxable year, which is not available in determining the consolidated tax liability of the Affiliated Group for such taxable period, shall be disregarded. Moreover, the parties agree to reimburse any member which has tax losses or credits in an amount equal to 100% of the tax benefits realized by the other members of the Affiliated Group as a result of the utilization by them of such member's tax losses or credits. It is the intent of the members of the Affiliated Group that the tax liability will be allocated in accordance with the "percentage method" of Section 1.1502-33(d)(3) of the Treasury Regulations and that the percentage referred to in Section 1.1502-33(d)(3)(i) shall be 100%. Bancorp is authorized to elect the "percentage method" in accordance with the procedures specified in Section 1.1502-33(d)(5) of the Treasury Regulations.

                      (e) Payment of the consolidated tax liability for a taxable period shall include the payment of estimated tax installments due for such taxable period and members of the Affiliated Group shall promptly pay to Bank their estimated tax payments as computed in



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paragraph 2.1(d) upon receiving notice of such payments from Bancorp, but in no event later than the due date for each estimated tax payment. Upon receipt of the estimated tax payment by the members of the Affiliated Group, Bank will make the tax payment pursuant to the Treasury Regulations. Overpayments of estimated tax by members of the Affiliated Group as determined by Bancorp shall be refunded promptly to the appropriate members of the Affiliated Group.

                      (f) If part or all of an unused loss or tax credit is allocated to a member of the Affiliated Group pursuant to Treasury Regulation
Section 1.1502-79, and is carried back or forward to a year in which the Affiliated Group member filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carry forward shall be retained by the subject Affiliated Group member. Notwithstanding the above, Bancorp shall determine whether an election shall be made not to carry back part or all of a consolidated net operating loss for any taxable year in accordance with Section 172(b)(3) of the Code.

                      (g) If the consolidated tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund, or after a tax audit by the Internal Revenue Service, the liability of the Affiliated Group members shall be recomputed by Bancorp to give effect to such adjustments. In the case of a refund, Bancorp shall promptly make payment to each Affiliated Group member for its share of the refund, determined in the same manner as in paragraph (d) above, after Bancorp receives the refund. In the case of an increase in tax liability, each Affiliated Group member shall promptly pay to Bank its allocable share of such increased tax liability after receiving notice of such liability from Bancorp, but in no event later than the due date for tax payment.

                      (h) The parties agree that it is their express intent that this Agreement shall at all times be construed in a manner consistent with any law or regulation applicable to any member as now or hereafter in effect. Anything to the contrary herein notwithstanding, (1) Bank shall not pay to members an amount greater than the tax which Bank would have been required to pay had it filed a separate tax return, taking maximum advantage of available reductions in taxable income; (2) any payments made pursuant to paragraphs 2.1(e), (f) and (g) of this Agreement shall be made only with reference to the time taxes are actually paid or refunds or credits are actually received, it being understood that Bank shall at no time make advance payments with respect to the foregoing to any member, and (3) any funds (i) received by Bancorp from any member for the payment by Bank of taxes or (ii) received by Bancorp from any taxing authority by reason of any refund, credit or overpayment and properly allocable to another member, shall at all times be held by Bancorp in a segregated account solely as agent for such member and shall at no time be commingled with any other funds held by Bancorp.

            2.2 Certain State Taxes. For each taxable period, members of the Affiliated Group shall compute their separate state tax liability. The separate return state tax liability of the members of the Affiliated Group shall be computed in a manner consistent with the relevant state law provisions. After the computation of their state tax liability, members of the Affiliated Group shall promptly pay to Bank their estimated tax payments, but in no event later than the due date for each estimated tax payment. Upon receipt of the estimated tax payment by the members of the Affiliated Group, Bank will make the tax payment pursuant to the relevant state


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taxing authorities. Overpayments of estimated tax by members of the Affiliated
Group, as determined by Bancorp, shall be refunded promptly to the appropriate members of the Affiliated Group. If the state tax return is reviewed by a state taxing authority and adjustments are made which will either increase or decrease the tax previously reported and paid, the Affiliated Group members affected by such adjustments shall pay all costs or receive all benefits from such adjustment.

            2.3 Other Taxes. The other Affiliated Group members may from time to time become subject to additional taxes by federal, state or local authorities. In such event the members of the Affiliated Group shall consult with each other to determine a mutually acceptable form of allocation or apportionment of such taxes; provided, however, that Bancorp shall pay the Delaware franchise tax.

            2.4 Procedural Matters.

                      (a) Bancorp shall prepare and file consolidated returns, and any other returns, documents or statements required to be filed with the Internal Revenue Service or any other relevant taxing authority with respect to the determination of the tax liability of Bancorp and the Affiliated Group members for all taxable periods commencing with the tax period applicable as of the date of the execution of this Agreement. Bancorp shall have the right, in its sole discretion: (i) to determine (A) the manner in which such returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported; provided, however, that Bancorp shall consider in good faith any treatment proposed by the Affiliated Group members, (B) whether any extensions of the statute of limitations may be granted and (C) the elections that will be made pursuant to the Code (or applicable state tax laws) on behalf of any member of the consolidated group (it being agreed, however, that Bancorp shall not unreasonably withhold its consent to any elections that members of the Affiliated Group desire to make); (ii) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any such returns; (iii) to file, prosecute, compromise or settle any claim for refund; and (iv) to determine whether any refunds to which the consolidated group may be entitled shall be paid by way of refund or credited against the tax liability of the consolidated group.

                      (b) Bancorp, to the extent such information is available, shall promptly notify the members of the Affiliated Group of any tax liability or refund issue, and shall advise and consult in good faith with such members with respect to contest, compromise or settlement thereof.

                      (c) In the event of any disagreement as to the method of, or principles followed in, the computation, or as to the amount of income, deduction, gain, loss or credit, the parties shall submit the dispute to the Independent Public Accountant and the determination of such firm shall be conclusive and binding.

            2.5 Cooperation.


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                      (a) At all times during which this Agreement is in force,
the parties shall make available to each other during normal business hours and in a manner which will not interfere with the other party's business, its tax, accounting and legal staff to the extent reasonably required in connection with the preparation of tax returns and other tax matters.

                      (b) In the event of the termination of this Agreement, the parties will use their best efforts to make available to the others, upon written request, its officers and employees in connection with any tax proceedings.

                                   ARTICLE III

                                  MISCELLANEOUS

            3.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of the parties hereto.

            3.2 Law Governing. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of California, as such laws may from time to time be amended or revised.

            3.3 Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

            3.4 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

            If to Bancorp, to:          3701 Wilshire Blvd., Suite 220
                                        Los Angeles, CA 90010
                                        Attn: Bon T. Goo, CFO and Executive VP

            If to Bank, to:             3701 Wilshire Blvd., Suite 220
                                        Los Angeles, CA 90010
                                        Attn: Bon T. Goo, CFO and Executive VP

            If to Nara Capital, to:     3701 Wilshire Blvd., Suite 220
                                        Los Angeles, CA 90010
                                        Attn: Bon T. Goo, Administrative Trustee


            If to Nara Loan, to:        3701 Wilshire Blvd., Suite 220
                                        Los Angeles, CA 90010
                                        Attn: Bon T. Goo, CFO


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            3.5 No Assignment Or Subcontracting. This agreement is not assignable in whole or in part by the parties without the other parties' prior written consent. Any attempted assignment without such consent will be null and void.

            3.6 Successors. Subject to the restrictions on assignment set forth above, this agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

            3.7 Authority. The parties represent and warrant that they have the full right, power and authority to enter into and perform this agreement in accordance with its terms and that the execution and delivery of this agreement have been duly authorized by proper corporate action.

            3.8 Severability. If any provision of this agreement is determined to be illegal, unenforceable or void, this agreement shall be construed as if not containing that provision, and the rest of the agreement shall remain in full force and effect. If any provision of this agreement or any other agreement incorporating this agreement is determined to violate Federal Reserve Act
Section 23A or 23B the parties agree to amend the provision, nunc pro tunc, in a manner which brings it into compliance with the law.

            3.9 No Third Party Beneficiaries. Nothing in this agreement shall be construed to confer any right or benefit on any person who is not a party to this agreement.

IN WITNESS WHEREOF, each party has caused their name to be subscribed and executed by their respective authorized officer on the dates indicated, affective as of the date first set forth above.



NARA BANK, N.A.                             NARA LOAN CENTER CORPORATION

Date:                                       Date:
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By:                                         By:
    -------------------------                   ------------------------

Its:                                        Its:
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NARA BANCORP, INC.                          NARA BANCORP CAPITAL TRUST I

Date:                                       Date:
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By:                                         By:
    -------------------------                   ------------------------

Its:                                        Its:
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